Q1 2024 Earnings Release April 25th, 2024 Dave Graziosi, Chair & CEO Fred Bohley, Senior Vice President, CFO & Treasurer Exhibit 99.2

Safe Harbor Statement The following information contains, or may be deemed to contain, “forward-looking statements” (as defined in the U.S. Private Securities Litigation Reform Act of 1995). The words “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Although forward-looking statements reflect management’s good faith beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements speak only as of the date the statements are made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise. These forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to: our participation in markets that are competitive; our ability to prepare for, respond to and successfully achieve our objectives relating to technological and market developments, competitive threats and changing customer needs, including with respect to electric hybrid and fully electric commercial vehicles; increases in cost, disruption of supply or shortage of labor, freight, raw materials, energy or components used to manufacture or transport our products or those of our customers or suppliers, including as a result of geopolitical risks, wars and pandemics; global economic volatility; general economic and industry conditions, including the risk of recession; labor strikes, work stoppages or similar labor disputes, which could significantly disrupt our operations or those of our principal customers or suppliers; the highly cyclical industries in which certain of our end users operate; uncertainty in the global regulatory and business environments in which we operate; the concentration of our net sales in our top five customers and the loss of any one of these; the failure of markets outside North America to increase adoption of fully automatic transmissions; the success of our research and development efforts, the outcome of which is uncertain; U.S. and foreign defense spending; risks associated with our international operations, including acts of war and increased trade protectionism; the discovery of defects in our products, resulting in delays in new model launches, recall campaigns and/or increased warranty costs and reduction in future sales or damage to our brand and reputation; our ability to identify, consummate and effectively integrate acquisitions and collaborations; and risks related to our indebtedness. Allison Transmission cannot assure you that the assumptions made in preparing any of the forward-looking statements will prove accurate or that any long-term financial goals will be realized. All forward-looking statements included in this presentation speak only as of the date made, and Allison Transmission undertakes no obligation to update or revise publicly any such forward-looking statements, whether as a result of new information, future events, or otherwise. In particular, Allison Transmission cautions you not to place undue weight on certain forward-looking statements pertaining to potential growth opportunities or long-term financial goals set forth herein. Actual results may vary significantly from these statements. Allison Transmission’s business is subject to numerous risks and uncertainties, which may cause future results of operations to vary significantly from those presented herein. Important factors that could cause actual results to differ materially are discussed in Allison Transmission’s Annual Report on Form 10-K for the year ended December 31, 2023.

Non-GAAP Financial Information We use Adjusted EBITDA and Adjusted EBITDA as a percent of net sales to measure our operating profitability. We believe that Adjusted EBITDA and Adjusted EBITDA as a percent of net sales provide management, investors and creditors with useful measures of the operational results of our business and increase the period-to-period comparability of our operating profitability and comparability with other companies. Adjusted EBITDA as a percent of net sales is also used in the calculation of management’s incentive compensation program. The most directly comparable GAAP measure to Adjusted EBITDA is Net income. The most directly comparable GAAP measure to Adjusted EBITDA as a percent of net sales is Net Income as a percent of net sales. Adjusted EBITDA is calculated as the earnings before interest expense, net, income tax expense, amortization of intangible assets, depreciation of property, plant and equipment and other adjustments as defined by Allison Transmission, Inc.’s, the Company’s wholly-owned subsidiary, Second Amended and Restated Credit Agreement. Adjusted EBITDA as a percent of net sales is calculated as Adjusted EBITDA divided by net sales. We use Adjusted Free Cash Flow to evaluate the amount of cash generated by our business that, after the capital investment needed to maintain and grow our business and certain mandatory debt service requirements, can be used for the repayment of debt, stockholder distributions and strategic opportunities, including investing in our business. We believe that Adjusted Free Cash Flow enhances the understanding of the cash flows of our business for management, investors and creditors. Adjusted Free Cash Flow is also used in the calculation of management’s incentive compensation program. The most directly comparable GAAP measure to Adjusted Free Cash Flow is Net cash provided by operating activities. Adjusted Free Cash Flow is calculated as Net cash provided by operating activities, after additions of long-lived assets.

Call Agenda Q1 2024 Performance 2024 Guidance Update

Q1 2024 Performance Summary *See Appendix for the reconciliation from Net Income $789 $366 $169 $289 $1.90 ($ in millions, except per share data; variance % from Q1 2023) Increase was principally driven by increased net sales and price increases on certain products, partially offset by higher manufacturing expense, including $13 million of non-recurring UAW contract signing incentives, and higher direct material costs. Decrease was principally driven by higher manufacturing expense, $14 million of non-recurring UAW contract signing incentives, $10 million of unrealized mark-to-market adjustments for marketable securities and higher direct material costs, partially offset by increased net sales, price increases on certain products and lower income tax expense. Increase was principally driven by increased net sales and price increases on certain products, partially offset by higher manufacturing expense and higher direct material costs. Includes a $0.13 impact from $14 million of non-recurring UAW contract signing incentives incurred in the quarter. Increase principally driven by: 12 percent increase in net sales in the North America On-Highway End Market 78 percent increase in net sales in the Defense End Market 83 percent increase in net sales in the Outside North America Off-Highway End Market 6 percent increase in net sales in the Outside North America On-Highway End Market +6% +1% -1% +5% +3% Gross Profit Diluted Earnings Per Share Net Income Net Sales Adjusted EBITDA*

End Markets Q1 2024 Variance North America On-Hwy $420 12% Principally driven by strength in demand for class 8 vocational and medium-duty trucks and price increases on certain products North America Off-Hwy $4 (83%) Principally driven by lower demand in the energy sector Defense $48 78% Principally driven by increased demand for Tracked vehicle applications Outside North America On-Hwy $115 6% Principally driven by higher demand in Asia and price increases on certain products, partially offset by lower demand in Europe Outside North America Off-Hwy $42 83% Principally driven by strength in demand from the energy, mining and construction sectors Service Parts, Support Equipment & Other $160 (13%) Principally driven by lower demand for North America service parts Q1 2024 Net Sales Performance ($ in millions, variance % from Q1 2023) Commentary

Q1 2024 Financial Performance

($ in millions, except per share data)	Q1 2024	$ Variance*	% Variance*	Commentary
Net Sales	$789	$48	6%	Increase was principally driven by strength in the North America On-Highway, Defense, Outside North America Off-Highway and Outside North America On-Highway End Markets and price increases on certain products partially offset by lower demand in Service Parts, Support Equipment and Other and North America Off-Highway End Markets
Cost of Sales	$423	$43	11%	Increase was principally driven by higher manufacturing expense, including $13 million of non-recurring UAW contract signing incentives, and higher direct material costs
Gross Profit	$366	$5	1%	Increase was principally driven by increased net sales and price increases on certain products partially offset by higher manufacturing expense, including $13 million of non-recurring UAW contract signing incentives, and higher direct material costs
Operating Expenses				
Selling, General and Administrative	$86	($1)	(1%)	Decrease was principally driven by lower intangible amortization expense and favorable product warranty expense partially offset by higher commercial activities spending
Engineering - Research and Development	$46	$2	5%	Increase was principally driven by increased product initiatives spending
Total Operating Expenses	$132	$1	1%	
Operating Income	$234	$4	2%	
Interest Expense, net	($25)	$3	11%	Decrease was principally driven by higher interest income on cash and cash equivalents
Other Expense, net	($5)	($15)	(150%)	Increase was principally driven by unrealized mark-to-market adjustments for marketable securities, foreign exchange and technology-related investment gains during 2023 that did not reoccur in 2024
Income Before Income Taxes	$204	($8)	(4%)	
Income Tax Expense	($35)	$7	17%	Decrease in income tax expense was principally driven by increased estimated U.S. federal income tax deductions
Net Income	$169	($1)	(1%)	Decrease was principally driven by higher manufacturing expense, non-recurring UAW contract signing incentives, unrealized mark-to-market adjustments for marketable securities and higher direct material costs, partially offset by increased net sales, price increases on certain products and lower income tax expense
Diluted Earnings Per Share	$1.90	$0.05	3%	Diluted total shares outstanding: Q1 2024: 89m shares, Q1 2023: 92m shares. Includes a $0.13 impact from $14 million of non-recurring UAW contract signing incentives incurred in the quarter
Adjusted EBITDA**	$289	$13	5%	

*Variance from Q1 2023
**See Appendix for the reconciliation from Net Income

Allison Transmission

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Net Cash Provided by Operating Activities CapEx Adjusted Free Cash Flow* Operating Working Capital** Percentage of LTM Sales ($20) ($13) ($7) N/A $173 $11 $162 14.5% Q1 2024 Cash Flow Performance Net Cash Paid for Interest ($1) $26 Q1 2024 Commentary ($ in millions, variance from Q1 2023) Cash Paid for Income Taxes $2 $4 *See Appendix for a reconciliation from Net Cash Provided by Operating Activities ** Operating Working Capital = A/R + Inventory - A/P Principally driven by higher cash incentive compensation payments and non-recurring UAW contract signing incentive payments partially offset by higher gross profit and lower operating working capital funding requirements Principally driven by intra-year timing Driven by lower net cash provided by operating activities partially offset by lower capital expenditures Principally driven by higher net sales partially offset by increased working capital In line with prior year Principally driven by higher cash received from interest rate swaps $ Variance % Variance (10.4%) (90 bps) (54.2%) (4.1%) (3.7%) 100.0%

Reaffirming full year 2024 guidance provided to the market on February 13, 2024 2024 Guidance *See Appendix for the Guidance Reconciliation Net Income Net Cash Provided by Operating Activities $3,050 - $3,150 Capital Expenditures Adjusted Free Cash Flow* Adjusted EBITDA* Net Sales $635 - $685 $1,070 - $1,130 $700 - $760 $125 - $135 $575 - $625 ($ in millions) Net sales guidance reflects higher customer demand in the Outside North America and Defense End Markets, price increases on certain products and the continued execution of growth initiatives.

Appendix Non-GAAP Financial Information

Non-GAAP Reconciliations (1 of 3) Adjusted EBITDA Reconciliation

Adjusted Free Cash Flow Reconciliation Non-GAAP Reconciliations (2 of 3)

Guidance Reconciliation Non-GAAP Reconciliations (3 of 3)